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                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF


                          LASER VISION CENTERS, INC.


        Laser Vision Centers, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

        1. The name of the Corporation is Laser Vision Centers, Inc. The date on which the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware was December 28, 1988.

        2. This Restated Certificate of Incorporation has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        3. The text of the Certificate of Incorporation of the Corporation is hereby restated to read in its entirety as follows:

        1. The name of the Corporation (hereinafter called the "Corporation") is Laser Vision Centers, Inc..

        2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        4. The total number of shares of stock which the Corporation shall have authority to issue is 11,000,000 shares consisting of 1,000,000 shares of Preferred Stock, having a par value of $.01 per share ("Preferred Stock"), and 10,000,000 shares of Common Stock, having a par value of $.01 per share
("Common Stock").

        The Preferred Stock may consist of one or more series. The Board of Directors may, from time to time, establish and designate the different series and the variations in the relative rights and preferences as between the different series, but in all other respects, if any, all shares of the Preferred Stock shall be identical. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares


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of an undesignated series of Preferred Stock until designated by the Board of
Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

        Subject to the provisions hereof, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the State of Delaware, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

        (a) the number of shares to constitute such series and the distinctive designation thereof;

        (b) the dividend rate and preferences, if any, on the shares of such series and the special and relative rights of such shares of such series as to dividends;

        (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

        (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the corporation;

        (e) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the corporation and, if so, the conversion price or ratio and other conversion rights;

        (f) the conditions under which the shares of such series shall have separate or special voting rights or no voting rights; and

        (g) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter permitted by the laws of the State of Delaware.

        Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time authorize the issuance of additional shares of the same series (as long as the aggregate number of shares of all series does not exceed the number of authorized shares of Preferred Stock hereunder).

        Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends,



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cash dividends at the rates fixed by the Board of Directors for the respective series, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided above (hereinafter referred to as "dividend dates"). Dividends shares of any cumulative series of Preferred Stock shall accumulate from and after the day on which such shares are issued.

        Until all accrued dividends on each series of Preferred Stock shall have been paid through the last preceding dividend date of each such series, no dividend or distribution shall be made to holders of Common Stock other than a dividend payable in Common Stock of the corporation. Subject to the foregoing, dividends payable in cash, stock, or otherwise as may be determined by the Board of Directors may be declared and paid on the Common Stock out of the remaining funds of the corporation legally available for the payment of dividends. Nothing herein contained shall be deemed to limit the right of the corporation to purchase or otherwise acquire at any time any shares of its capital stock.

        For purposes of this Article Fourth, the amount of dividends "accrued" on any shares of any cumulative series of Preferred Stock as of any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared. The amount of dividends "accrued" on any noncumulative series of Preferred Stock shall mean only those dividends declared by the Board of Directors, unless otherwise specified for such series by the Board of Directors pursuant to the provisions hereof.

        Liquidation.    Upon the voluntary or involuntary liquidation of the
corporation, before any payment or distribution of the assets of the corporation shall be made to or set apart for the holders of the Common Stock, the holders of Preferred Stock shall be entitled to payment of the amount of the preference payable upon such liquidation of the corporation fixed by the Board of Directors for the respective series. If upon any such liquidation, such payment shall have been made in full to the holders of Preferred Stock, the remaining assets of the corporation, or the proceeds thereof, shall be distributed among the holders of the Common Stock ratably in accordance with their respective holdings. If upon any such liquidation, the assets of the corporation shall be insufficient to pay in full to the holders of the Preferred Stock the preferential amount as aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each series of Preferred Stock ratably in accordance with the sum which would be payable on such distribution if all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the corporation, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a liquidation of the corporation for the purpose hereof.

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        Voting Rights.  The Common Stock shall have exclusive voting power, except as required by law and except to the extent the Board of Directors shall, at the time any series of Preferred Stock is established, determine that the shares of such series shall vote (i) together as a single class with shares of Common Stock, and/or with shares of Preferred Stock (or one or more other series thereof) on all or certain matters presented to the stockholders and/or upon the occurrence of any specified event or condition, and/or (ii) exclusively on certain matters, or, upon the occurrence of any specified event or condition, on all or certain matters. The Board of Directors, in establishing a series of Preferred Stock and fixing the voting rights thereof, may determine that the voting power of each share of such series may be greater or less than the voting power of each share of Common Stock or of any other series of Preferred Stock notwithstanding that the shares of such series of Preferred Stock may vote as a single class with the shares of other series of Preferred Stock and/or with the shares of Common Stock.

        Common Stock. All rights, powers, preferences and privileges not reserved to the Preferred Stock shall be in the Common Stock.

        5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.


        6. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damage for breach of fiduciary duty as a director.

        7. From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article 7.


        IN WITNESS WHEREOF, LASER VISION CENTERS, INC. has caused this Restated Certificate of Incorporation to be executed by John J. Klobnak, its President and attested by Mark Blumenthal, M.D., its Secretary, this 5 day of April, 1990.


                                        LASER VISION CENTERS, INC.


                                        By:  /s/ John J. Klobnak
                                             --------------------------
                                             John J. Klobnak, President


Attest:

/s/ Mark Blumenthal
--------------------------------
Mark Blumenthal, M.D., Secretary